UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 13, 2025

High Wire Networks, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	000-53461	81-5055489
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 North Lincoln Street

Batavia, Illinois 60510

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (952) 974-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HWNI	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Private Placement

On January 13, 2025, High Wire Networks, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) with an institutional investor (the “Purchaser”), pursuant to which the Company sold to the Purchaser on January 16, 2024 (i) a 20% Original Issue Discount Senior Secured Convertible Debenture (the “Debenture”) and (ii) shares of Series F Preferred Stock of the Company (the “Preferred Shares”) (the “Offering”). The Debenture has a principal amount of approximately $1,200,000 (the “Face Amount”) and was sold for a purchase price of $1,000,000. The Company intends to use the proceeds from the Offering for general working capital and growth purposes, including listing-related expenses for “going public” on a U.S. national securities exchange.

The Debenture has a maturity date of April 16, 2025 (the “Maturity Date”) and does not accrue interest. The Company, in its sole discretion, has the right to automatically extend the Maturity Date for an additional three-month period; provided, however, that immediately after the expiration of the original Maturity Date, all amounts due and payable on the Debenture shall be increased by 110% of the sum of (a) the outstanding principal amount at the expiration of the original Maturity Date, plus (b) accrued and unpaid interest thereon at the expiration of the original Maturity Date, plus (c) all other amounts, costs, expenses and liquidated damages due in respect of the Debenture at the expiration of the original Maturity Date.

The Debenture is convertible into shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), at a price equal to 75% of the VWAP in the five trading days ending on the date of the delivery of the applicable conversion notice (the “Conversion Price”), subject to adjustment as provided in the Debenture and subject to a floor price of $0.01 (or $1.00, on a reverse split adjusted basis) (the “Floor Price”). Subject to certain notice provisions, the Company may prepay the Debenture at any time by paying to the holders thereof 115% of the Face Amount of the Debenture.

A holder will not have the right to convert any portion of the Debenture if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of the Common Stock outstanding immediately after giving effect to the conversion (the “Beneficial Ownership Limitation”), as such percentage ownership is determined in accordance with the terms of the Debenture. However, upon notice from the holder to the Company, the holder may increase the Beneficial Ownership Limitation, which may not exceed 9.99% of the number of the Common Stock outstanding immediately after giving effect to the conversion of the Debenture.

Subject to the Beneficial Ownership Limitation, (i) 50% of the principal balance and all unpaid accrued interest will automatically convert into Common Stock on the date that is 90 calendar days subsequent to the closing of a Qualified Offering or Qualified Event (each as defined in the Debenture) and (ii) a further 50% of the principal balance and all unpaid accrued interest will automatically convert into Common Stock on the date that is 120 calendar days subsequent to the closing of such Qualified Offering or Qualified Event (each such date, a “Mandatory Conversion Date” and each such conversion, a “Mandatory Conversion”)). The number of shares of Common Stock issuable upon such Mandatory Conversion will equal the quotient (rounded up to the nearest whole share) obtained by dividing (x) the principal balance and unpaid accrued interest being converted on the applicable Mandatory Conversion Date, by (y) a price per share equal to the lesser of (i) 75% of the Qualified Event Price or the Qualified Offering Price (each as defined in the Debenture), and (ii) the Conversion Price in effect on the applicable Mandatory Conversion Date, in each case subject to the Floor Price.

Notwithstanding the foregoing, a holder may elect to have up to 25% of the outstanding principal balance and all unpaid accrued interest paid in cash prior to the date of the initial Mandatory Conversion upon 10 days’ written notice of such election to the Company.

Upon an Event of Default (as defined in the Debenture), a holder shall be able to immediately convert their Debenture at the lower of (i) 50% of the Valuation Cap Price (as defined in the Debenture) and (ii) 65% of the lowest daily VWAP of the Common Stock during the 10 days immediately prior to the date of such Event of Default.

Pursuant to the SPA, the Company issued to the Purchaser a number of Preferred Shares equal to 90% of the Purchaser’s principal amount of the Debenture. As further described under Item 5.03 of this Current Report on Form 8-K, the Company filed the COD (as defined below) with the Secretary of State of the State of Nevada.

Pursuant to the SPA, the Company also agreed to file a registration statement covering the resale of (i) the shares of Common Stock issuable upon conversion of the Debenture and (ii) the shares of Common Stock issuable upon conversion of the Preferred Shares (collectively, the “Underlying Shares”), at the same time as the Qualified Financing, but in no event later than 45 calendar days after the closing date of the Offering (the “Filing Date”) and shall use commercially reasonable efforts to cause the Registration Statement to be declared effective within 90 calendar days after the Filing Date.

The SPA contains customary representations, warranties and indemnification provisions. The Debenture is secured by a senior security interest in all assets of the Company and its subsidiaries pursuant to a Security Agreement, dated as of January 13, 2025, by and among the Company, the Company’s subsidiaries, the Purchaser and the agent for the Purchaser (the “Security Agreement”). The Company’s subsidiaries each guaranteed the Company’s obligations under the Debenture pursuant to a Guaranty, dated as of January 13, 2025 (the “Guaranty”).

Equity Line of Credit

On January 13, 2025, the Company entered into a Purchase Agreement (the “ELOC Purchase Agreement”) with a purchaser (the “ELOC Purchaser”), whereby the Company has the right, but not the obligation, to sell to the ELOC Purchaser, and the ELOC Purchaser is obligated to purchase, up to an aggregate of $10 million of newly issued shares (the “ELOC Shares”) of Common Stock.

The Company does not have a right to commence any sales of Common Stock to the ELOC Purchaser under the ELOC Purchase Agreement until the date of the Qualified Event or the Qualified Offering (the “Commencement Date”). Over the 36-month period from and after the Commencement Date, the Company will control the timing and amount of any sales of Common Stock to the ELOC Purchaser. Actual sales of shares of Common Stock to the ELOC Purchaser under the ELOC Purchase Agreement will depend on a variety of factors to be determined by the Company from time to time, including, among others, market conditions, the trading price of the Common Stock and determinations by us as to the appropriate sources of funding for our company and our operations.

The purchase price of the shares of Common Stock that the Company elects to sell to the ELOC Purchaser pursuant to the ELOC Purchase Agreement will be equal to 97% of the lowest intraday sale price of the common stock on the Company’s current trading market on the applicable purchase date. There is no upper limit on the price per share that the ELOC Purchaser could be obligated to pay for the Common Stock under the ELOC Purchase Agreement.

In no event may the Company issue to the ELOC Purchaser under the ELOC Purchase Agreement a number of shares of Common Stock that would exceed 19.99% of the total number of shares of Common Stock issued and outstanding immediately prior to the execution of the ELOC Purchase Agreement (the “Exchange Cap”), unless the Company obtains stockholder approval to issue shares of Common Stock in excess of the Exchange Cap. The Purchase Agreement prohibits the Company from directing the ELOC Purchaser to purchase any shares of our Common Stock if those shares, when aggregated with all other shares of our Common Stock then beneficially owned by the ELOC Purchaser (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder), would result in the ELOC Purchaser beneficially owning more than 9.99% of the outstanding Common Stock.

As consideration for the ELOC Purchaser’s irrevocable commitment to purchase shares of Common Stock upon the terms of and subject to satisfaction of the conditions set forth in the ELOC Purchase Agreement, concurrently with the execution and delivery of the ELOC Purchase Agreement, we agreed to issue to the ELOC Purchaser 8,571,429 shares of Common Stock (the “Commitment Shares”).

In addition, pursuant to the ELOC Purchase Agreement, the Company also agreed to file a registration statement registering the resale of the Commitment Shares and the maximum number of ELOC Shares as shall be permitted be applicable law within 30 days following the Qualified Offering or Qualified Event.

Placement Agent Agreement

Joseph Gunnar & Co., LLC (the “Placement Agent”) is acting as the exclusive placement agent in connection with the Offering pursuant to a Placement Agent Agreement, dated as of January 13, 2025, between the Company and the Placement Agent (the “Placement Agent Agreement”). Pursuant to the Placement Agent Agreement, the Placement Agent will be paid a commission equal to 8% of the gross proceeds received by the Company from the sale of the Debenture and the Preferred Shares and a cash fee equal to 7% of the gross funding amount for each drawdown under the ELOC Purchase Agreement. The Company will reimburse the Placement Agent $25,000 for certain fees and expenses incurred by them, including attorney’s fees.

Pursuant to the Placement Agent Agreement, the Company granted to the Placement Agent non-redeemable warrants exercisable for a number of shares of Common Stock equal to 8% of the total number of shares of Common Stock into which the Debenture and Preferred Shares sold in the Offering could be converted by the Purchaser, if the Purchaser converted 100% of the principal balance of the Debenture and 100% of the stated value of the Preferred Shares into Common Stock (the “Placement Warrants”). The Placement Warrants shall be exercisable, at any time, in whole or in part, during the five-year period commencing six months after the closing date of the Offering. The Placement Warrants will be exercisable at a price per share equal to 100% of the Conversion Price then in effect. The Placement Warrants may be exercised in whole or in part at an initial exercise price of $0.0299 per Placement Warrant, and provide for registration rights and customary anti-dilution provisions.

Subordination Agreement

In connection with the Offering, the Company entered into a subordination agreement with the Senior Lenders (as defined in the SPA), pursuant to which the Senior Lenders agreed to subordinate its right of repayment of its outstanding 18% Senior Secured Convertible Debenture to the Purchaser, subject to customary exceptions.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

The foregoing summary of the Debenture, the SPA, the Security Agreement, the Guaranty, the ELOC Purchase Agreement and the Placement Agent Agreement contains only a brief description of the material terms of the Debenture, the Placement Warrants, the SPA, the Security Agreement, the Guaranty, the ELOC Purchase Agreement and the Placement Agent Agreement and such description is qualified in its entirety by reference to the full text of each of the Debenture, the PA Warrants, the SPA, the Security Agreement, the Guaranty, the ELOC Purchase Agreement and the Placement Agent Agreement, forms of which are filed herewith as Exhibits 4.1, 4.2, 10.1, 10.2, 10.3, 10.4 and 10.5, respectively.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The applicable information regarding the Debenture set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The applicable information regarding the Debenture and the Preferred Shares set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The Debenture, the Preferred Shares and the Underlying Shares were not registered under the Securities Act, but qualified for exemption under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) or Rule 506(b) promulgated thereunder. The securities were exempt from registration under Section 4(a)(2) of the Securities Act or Rule 506(b) because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(a)(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction and manner of the offering. The Company did not undertake an offering in which it sold securities to a high number of investors. In addition, the Purchaser had the necessary investment intent as required by Section 4(a)(2) or Rule 506(b) since the Purchaser agreed to, and received, the securities bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act or Rule 506(b) promulgated thereunder.

Item 3.03 Material Modification to Rights of Security Holders.

The applicable information regarding the Preferred Shares set forth in Item 5.03 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series F Preferred Stock of High Wire Networks, Inc. (the “COD”) with the Secretary of State of the State of Nevada on January 13, 2025. The Preferred Shares have a stated value per share of $10,000 (the “Stated Value”). The Company is authorized to issue 120 Preferred Shares.

The Preferred Shares are convertible, at the option of the holder thereof, at any time, into that number of shares of Common Stock (subject to any beneficial ownership limitation) determined by dividing the stated value of such Preferred Share by a price per share equal to the lower of (i) the closing price of the Common Stock on the trading day immediately preceding the initial issuance of the Debenture and (ii) the Valuation Cap Price (as defined in the Debenture). Holders of the Preferred Shares are not entitled to receive dividends.

Holders of the Preferred Shares shall have the same voting rights as the holders of the Common Stock, and the Preferred Shares shall vote equally with the shares of Common Stock, and not as a separate class, at any annual or special meeting, upon the following basis: the Purchaser shall be entitled to cast such number of votes as shall be equal to the aggregate number of shares of Common Stock into which such holder’s shares of Preferred Shares are convertible immediately after the close of business on the record date fixed for such meeting.

The foregoing summary of the COD contains only a brief description of the material terms of the COD and such description is qualified in its entirety by reference to the full text of the COD, a form of which is filed herewith as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Exhibit Description
3.1	Form of Certificate of Designation of Preferences, Rights and Limitations of Series F Convertible Preferred Stock
4.1	Form of 20% Original Issue Discount Senior Secured Convertible Debenture
4.2	Form of Placement Warrant
10.1#	Form of Securities Purchase Agreement, dated January 13, 2025
10.2#	Form of Security Agreement, dated January 13, 2025
10.3	Form of Guaranty, dated January 13, 2025
10.4	Form of ELOC Purchase Agreement, dated January 13, 2025
10.5	Form of Placement Agent Agreement, dated January 13, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

#	Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish supplementally copies of omitted schedules and exhibits to the Securities and Exchange Commission or its staff upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGH WIRE NETWORKS, INC.

Date: January 17, 2025	By:	/s/ Mark Porter
Mark Porter
Chief Executive Officer